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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)    January 19, 2001


                             VALLEY NATIONAL BANCORP
                             -----------------------
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                                   ----------
                 (State or other jurisdiction of incorporation)

              1-11277                             22-2477875
       ------------------------        ---------------------------------
       (Commission File Number)        (IRS Employer Identification No.)

                                1455 Valley Road
                             Wayne, New Jersey 07470
                             -----------------------
                    (Address of principal executive offices)

                                 (973) 305-8800
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Effective on January 19, 2001 (the "Effective Time"), subject to the terms and conditions of the Agreement and Plan of Merger (the "Merger
Agreement") dated as of September 5, 2000, among Valley National Bancorp ("Valley"), Valley National Bank ("VNB"), Merchants New York Bancorp, Inc. ("Merchants"), and The Merchants Bank of New York ("MBNY"), Merchants was merged with and into Valley, with Valley being the surviving corporation (the "Merger"). Pursuant to a separate merger agreement between VNB and MBNY, MBNY was merged with and into VNB immediately following consummation of the Merger.

         Valley is a New Jersey corporation and bank holding company of VNB, a national banking association that provides a wide range of commercial and retail banking services and trust services in New Jersey. The principal executive offices of Valley and VNB are located at 1455 Valley Road, Wayne, New Jersey 07470. As of September 30, 2000, Valley's total assets, loans, and deposits were approximately $6.3 billion, $4.6 billion, and $4.9 billion, respectively and Valley operated through 117 branches in northern New Jersey.

         Prior to the Effective Time, Merchants was a Delaware corporation and bank holding company of MBNY, a full service commercial bank servicing middle market customers in Manhattan. The principal executive offices of Merchants and MBNY were located at 275 Madison Avenue, New York, New York 10022. As of September 30, 2000, Merchants' total assets, loans, and deposits were approximately $1.4 billion, $537 million, and $956 million, respectively and Merchants operated through 7 branches in Manhattan.

         As a result of the Merger, each outstanding share of Merchants common stock, $.001 par value ("Merchants Common Stock") has been converted into 0.7634 shares of Valley common stock, no par value ("Valley Common Stock"), with cash to be paid in lieu of fractional shares of Valley Common Stock. As a result of the Merger, approximately 14,331,041 shares of Valley Common Stock were issued in exchange for Merchants common stock. Each of the options to purchase Merchants Common Stock outstanding at the Effective Time (a "Merchants Option") granted under the Employee Stock Option Plan of Merchants was converted into an option to purchase Valley Common Stock wherein (i) the right to purchase shares of Merchants Common Stock was converted into the right to purchase that same number of shares of Valley Common Stock multiplied by the 0.7634 exchange ratio and (ii) the option exercise price per share of Valley Common Stock was the previous option exercise price per share of Merchants Common Stock divided by the 0.7634 exchange ratio. The consideration involved in the Merger was a result of negotiations between Valley and Merchants and was evaluated and determined to be fair by Merchants' financial advisors.

         Valley filed a registration statement (the "Registration Statement") on Form S-4 (File No. 333-47870) with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933 the securities issued by Valley in connection with the Merger. The Merger was approved by the shareholders of Merchants at a special meeting held on December 5, 2000 and by the shareholders of Valley at a special meeting held on December 5, 2000. The Merger will be accounted for by Valley as a "pooling of interests" for financial reporting purposes.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial Statements of Businesses Acquired.

         Substantially the same information as that required to be reported herein, the historical financial statements of Merchants, were previously reported by Valley in the Registration Statment, and are therefore not included herein in reliance on Instruction B.3 to Form 8-K.

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         (b)  Unaudited Pro Forma Combined Condensed Financial Information.

         Substantially the same information as that required to be reported herein, the pro forma combined condensed financial information taking into account the Merger, was reported by Valley in the Registration Statement and is therefore not included herein in reliance on Instruction B.3 to Form 8-K.

         (c)  Exhibits:

         2.1 Agreement and Plan of Merger dated September 5, 2000, among Valley, Merchants, VNB, and MBNY. (Incorporated by reference from Valley's Report on Form 8-K filed with the Commission on September 21, 2000).

         99.1     Press Release dated January 19, 2001.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             VALLEY NATIONAL BANCORP


                                             ALAN D. ESKOW
Dated:   January 29, 2001                By: ____________________________
                                             Alan D. Eskow
                                             Executive Vice President and
                                             Chief Financial Officer

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                                INDEX TO EXHIBITS

Exhibit No.                Description
----------------           ---------------

         2.1 Agreement and Plan of Merger dated September 5, 2000, among Valley, Merchants, VNB, and MBNY. (Incorporated by reference from Valley's Report on Form 8-K filed with the Commission on September 21, 2000).

         99.1     Press Release dated January 19, 2001.